UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 13, 2007

ARGYLE SECURITY ACQUISITION CORPORATION
(Exact Name of Registrant as Specified in Charter)
Delaware	000-51639	20-3101079
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Concord Plaza, Suite 700 San Antonio, TX	78216
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 828-1700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On July 13, 2007, Argyle Security Acquisition Corporation (“Argyle”) announced that it had scheduled a special meeting of stockholders to be held at 8:30 a.m., Central Time, on July 30, 2007 at the offices of Argyle, located at 200 Concord Plaza, Suite 700, San Antonio, TX 78216.

Stockholders of Argyle and other interested persons are advised to read Argyle’s definitive proxy statement related to Argyle’s solicitation of proxies for its special meeting of stockholders to be held on July 30, 2007.  The proxy statement contains important information concerning, among other things, Argyle’s proposed acquisition of ISI. The proxy statement will be mailed to stockholders as of July 13, 2007. The proxy statement and Argyle’s annual, quarterly and current reports, as well as other documents filed by Argyle with the Securities and Exchange Commissi0n, can also be obtained without charge at the Securities and Exchange Commission’s internet site at (http://www.sec.gov). Stockholders will also be able to obtain a copy of the proxy statement, without charge, by directing requests to: Argyle Security Acquisition Corporation, 200 Concord Plaza, Suite 700, San Antonio, TX 78216.

Argyle and the directors and executive officers of Argyle, and Rodman & Renshaw LLC, the managing underwriter of Argyle’s initial public offering consummated in January 2006, which is assisting Argyle in its efforts, may be deemed to be participating in the solicitation of proxies in respect of the proposed acquisition of ISI Security. Information about Argyle and Argyle’s officers and directors is available in Argyle’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Securities and Exchange Commission on March 19, 2007. Other information regarding the participants in the proxy solicitation, including the officers and directors of Argyle, and a description of their direct and indirect interests in the acquisition, by security holdings or otherwise, and/or potential conflicts of interest, is contained in the proxy statement.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGYLE SECURITY ACQUISITION CORPORATION

Dated: July 13, 2007	By:	/s/ Bob Marbut
Bob Marbut
Chairman and Co-Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 13, 2007